                                                                     EXHIBIT 5.1


                                February 12, 1997




Children's Broadcasting Corporation
724 First Street North
Minneapolis, Minnesota  55401

     RE:  REGISTRATION STATEMENT ON FORM S-8
          1996 EMPLOYEE STOCK PURCHASE PLAN

Gentlemen:

     I am General Counsel to Children's Broadcasting Corporation, a Minnesota corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, in connection with the proposed issuance of 400,000 shares of Common Stock, $.02 par value, of the Company (the "Common Stock"), to be issued upon exercise of options granted under the Company's 1996 Employee Stock Purchase Plan (the "Plan") and the proposed issuance of 291,251 shares of Common Stock to be issued upon exercise of various Non-Qualified Stock Option Agreements (the "Agreements"). The 691,251 shares of Common Stock covered by the Registration Statement are collectively referred to herein as the "Shares."

     I have examined the Registration Statement and those documents, corporate records, and other instruments I deemed relevant as a basis for the opinion herein expressed.

     Based on the foregoing, it is my opinion that when the Registration Statement is filed with the Securities and Exchange Commission, and the Shares have been issued as contemplated by the Plan or the Agreements, as applicable, the Shares will be legally and validly issued, fully-paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,



                                   /s/ Lance W. Riley
                                   ----------------------------------------
                                   Lance W. Riley
                                   General Counsel and Secretary
                                   Children's Broadcasting Corporation